Exhibit 10.1

BCPE STACK ESOP HOLDCO LIMITED

SHARE OPTION PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Combined Company by providing for the grant to Participants of Share Options.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Share Options; determine, modify or waive the terms and conditions of any Share Option; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	SHARE OPTIONS UNDER THE PLAN

(a)    Number of Shares. Share Options issued under the Plan are exercisable, subject to the terms and conditions of the Plan and the underlying Award Agreement, for Class B Shares. A maximum of 17,633,120 Class B Shares may be issued upon exercise of Share Options under the Plan. The number of Class B Shares issued upon exercise of Share Options, for purposes of the preceding sentence, will be determined without including any Class B Share underlying Share Options that are settled in cash, that otherwise expire or become unexercisable without having been exercised, or that are forfeited to or repurchased by the Company for cash.

(b)    Type of Shares. Class B Shares issued by the Company under the Plan may be authorized but unissued Class B Shares or previously issued Class B Shares repurchased and held by the Company as treasury shares. No fractional Class B Shares will be issued under the Plan.

(c)    Allocation of Share Options. Share Options shall be granted in accordance with an allocation to be determined by the Administrator.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and management team members of the Combined Company or its Subsidiaries who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Combined Company and its Subsidiaries. To the extent necessary to comply with applicable Law, eligibility for Share Options is limited to individuals described in the first sentence of this Section 5 who are providing direct services to the Combined Company or one of its Subsidiaries on the date of grant of the Share Option.

6.	RULES APPLICABLE TO SHARE OPTIONS

(a)    All Share Options.

(i)    Share Options Provisions. The Administrator will determine the terms of all Share Options, subject to the limitations provided herein, and such terms with respect to each Share Option shall be set forth in the applicable Award Agreement. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Share Option, the Participant will be deemed to have agreed to the terms of the Share Option, the applicable Award Agreement and the Plan.

(ii)    Term of Plan. No Share Options may be granted after ten (10) years from the Date of Adoption, but previously granted Share Options may continue beyond that date in accordance with their terms.

(iii)    Transferability. Except as the Administrator expressly provides in accordance with the second sentence of this Section 6(a)(iii), Share Options may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime Share Options may be exercised only by the Participant unless otherwise agreed by the Administrator. The Administrator may permit Share Options to be transferred by gift, subject to the terms of the Share Option and such other limitations as the Administrator may impose.

(iv)    Vesting and Exercisability, etc. The Administrator may determine the time or times at which a Share Option will vest or become exercisable and the terms on which a Share Option requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of a Share Option, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:

(A)    General. Unless otherwise specified in an Award Agreement, Share Options shall be exercisable only (x) to the extent that they are vested and (y) after an IPO. In addition to the other requirements set forth in this Section 6(a)(iv), unless otherwise set forth in an Award Agreement, Options shall vest only so long as a Participant has been continuously employed by or continuously providing services to the Combined Company or one of its Subsidiaries from the date of grant thereof until the date of such vesting.

(B)    Vesting. The applicable Award Agreement for each Share Option shall set forth the vesting terms of such Share Option, which may include (as determined by the Administrator) time-based vesting, performance-based vesting, the absence of certain defaults or similar event and/or a combination thereof.

(C)    Each Share Option and the Class B Shares into which such Share Option is exercisable shall be subject to termination, forfeiture or repurchase in accordance with the terms set forth in the applicable Award Agreement for such Share Option.

(v)    Taxes. The delivery, vesting and retention of a Share Option or the payment of amounts pursuant to Section 6(a)(iv) are conditioned upon the full satisfaction by the Participant of all federal, provincial, state, local, individual or other applicable tax withholding requirements with respect to such Share Option. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back Class B Shares for which a Share Option is exercisable or permit a Participant to tender Class B Shares previously owned by such Participant (or his/her Affiliates who are permitted by the Administrator to hold Class B Shares) in satisfaction of any tax withholding requirements (but not in excess of the minimum withholding required by law). In any event, each Participant agrees to bear and pay any taxes, penalties and interests of any nature that are required by applicable tax regulations to be paid by him/her arising out of this Plan. Each Participant or his Affiliate allowed by the Administrator to hold Class B Shares upon the exercise of the Share Options by such Participant also agrees to indemnify the Combined Company and its Affiliates in respect of any loss suffered as a result of or in connection with the income taxes, other taxes, penalties and interests underpayment by such Participant (or such Affiliates) in respect of this Plan.

(vi)    Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to a Class B Share for which a Share Option (or a portion thereof) is exercisable whether or not the holder of such Share Option is otherwise entitled to share in the actual dividend or distribution in respect of such Share Option.

(vii)    Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with a Group Company or its Affiliates, or any rights as a shareholder except as to Class B Shares actually issued under the Plan upon exercise of a Share Option (and subject to the terms under the M&AA). The loss of existing or potential profit in Share Options will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of a Group Company or any of its Affiliates to the Participant.

(viii)    Certain Requirements of Corporate Law. Share Options will be granted and administered consistent with the laws of the Cayman Islands relating to the issuance of shares and the consideration to be received therefor.

(b)    Share Options Requiring Exercise.

(i)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise and except as provided in Section 7, a Share Option requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives an Option Exercise Agreement (the form of which will be set forth in the relevant Award Agreement for such Share Option or otherwise designated by the Administrator), duly signed (including electronic signature in a form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award Agreement. If a Share Option is exercised by any person other than the corresponding Participant, the Administrator may require satisfactory evidence that the person exercising the Share Option has the right to do so.

(ii)    Exercise Price. Except as otherwise set forth in an Award Agreement, a Share Option will have an exercise price (A) no less than the Fair Market Value of the Class B Shares into which such Share Option is exercisable at the date of grant and (B) no less than the par value of the Class B Shares into which such Share Option is exercisable.

(iii)    Payment of Exercise Price. Where the exercise of a Share Option (or a portion thereof) is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to an account designated by the Administrator, or, if so permitted by the Administrator and if legally permissible, (A) through the surrender of a number of Class B Shares that have a Fair Market Value equal to the exercise price (the “Surrendered Class B Shares”) provided that the Participant surrendering the Surrendered Class B Shares shall, at the time of exercising such Share Option (or such portion thereof), have paid an exercise price in cash corresponding to the aggregate par value of all the Class B Shares into which such Share Option (or such portion thereof) is exercised and paid through the surrender of the Surrendered Class B Shares, (B) by other means acceptable to the Administrator, or (C) by any combination of the foregoing permissible forms of payment. No Share Option requiring exercise or portion thereof may be exercised unless, at the time of exercise, the Fair Market Value of the Class B Shares into which such Share Option is exercised exceeds the exercise price for such Share Option.

(iv)    Maximum Term. Subject to earlier expiration, termination or forfeiture as provided in Section 6(a)(iv)(C) above or the applicable Award Agreement, Share Options requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant, unless otherwise determined by the Administrator.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)    IPO.

(i)    Participant Exchange Right. At any time after an IPO, each Participant (or his/her Affiliates who are permitted by the Administrator to hold Class B Shares) who holds Class B Shares that have vested in accordance with their terms shall have the right (each, an “Exchange Right Holder”), subject to the consent of holders of majority of the Class A Shares, to elect to exchange all (but not less than all) of the Class B Shares that have vested in accordance with their terms then held by such Exchange Right Holder for the same number of ordinary shares of the Combined Company (the “Underlying Shares”) by providing a written notice to the Administrator (the “Exchange Request Notice”). Within ten (10) Business Days of receipt of an Exchange Request Notice, the Company shall (if such transaction has been consented to by holders of a majority of the Class A Shares) either transfer and/or distribute as a distribution in kind the Underlying Shares to the requesting Exchange Right Holder.

(ii)    IPO Restructuring. At any time in anticipation to or following the occurrence of an IPO, the Administrator may effect a restructuring, liquidation or winding up of the Company whereby the ordinary shares of the Combined Company held by the Company shall be transferred and/or distributed to holders of Class A Shares, Class B Shares and Share Options such that (x) each holder of Class B Shares that have vested in accordance with their terms prior to such restructuring shall receive one ordinary share of the Combined Company for each vested Class B Share held by him/her/it, (y) each holder of a Share Option (or portion thereof) or of any Class B Shares issued upon exercise thereof that have not yet vested at the time of such restructuring shall receive either (A) a number of ordinary shares in the Combined Company with a Fair Market Value corresponding to the Fair Market Value of such Share Option (or portion thereof) or unvested Class B Shares, (B) an option to acquire ordinary shares of the Combined Company with a Fair Market Value corresponding to the Fair Market Value of such Share Option (or portion thereof) or unvested Class B Shares, or another security convertible into, exercisable for or exchangeable for ordinary shares of the Combined Company as the Administrator may determine to be appropriate, in each case, to be issued in accordance with a share option plan or other equity incentive plan of the Combined Company to be adopted by the Combined Company Board or its designee (in which case a number of ordinary shares in the Combined Company held by the Company shall be exchanged for such a share option to acquire, or other security convertible into, exercisable for or exchangeable for, ordinary shares of the Combined Company), and (z) any other ordinary shares of the Combined Company not distributed to holders of Class B Shares or holders of Share Options in accordance with the foregoing clause (x) or (y) shall be distributed to the holders of Class A Shares on a pro rata basis.

(b)    Covered Transaction. In the event of the occurrence of a Covered Transaction, the following shall occur:

(i)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may, in its discretion, provide for (x) the assumption or continuation of some or all outstanding Share Options or any portion thereof (or, in substitution for any Class B Shares issued upon exercise thereof, the issue of securities having rights comparable to such Class B Shares (or rights that are otherwise appropriate in such circumstance as determined by the Administrator)) or (y) the grant of new awards in substitution for any Share Options or any portion thereof (or Class B Shares issued upon exercise thereof), by the acquiror or survivor or an Affiliate of the acquiror or survivor.

(ii)    Cash-Out of Vested Share Options and Vested Class B Shares. With respect to the vested portion of a Share Option (or any Class B Shares issued upon exercise thereof which have vested in accordance with the terms thereof), to the extent not assumed, continued or substituted for the grant of new awards in accordance with the preceding clause (i), the Administrator shall provide for payment (a “cash-out”) equal to:

(A)     in respect of the vested portion of the Share Option, the excess, if any, of (x) the Fair Market Value of one ordinary share of the Combined Company times the number of Class B Shares into which the vested portion of such Share Option is exercisable, over (y) the aggregate exercise price of such vested portion of such Share Option, or

(B)    in respect of any vested Class B Shares, the Fair Market Value of one ordinary share of the Combined Company times the number of such vested Class B Shares, which cash-out payment shall be paid to the holder of such vested Class B Shares in consideration of the repurchase of such vested Class B Shares, which shall be repurchased and cancelled immediately upon such payment without the need for any further action on the part of the holder thereof, in each case on such payment terms and other terms, and subject to such conditions, as the Administrator determines (which may (1) include a requirement that each Participant be responsible for his/her pro rata portion of any liabilities as may be applicable to holders of Underlying Shares in connection with such Covered Transaction, (2) provide that any other obligation owed by the Participant or an Affiliate of such Participant to the Company or one of its Affiliates be net off against the cash-out contemplated hereunder, or (3) such other requirement as may be specified in an Award Agreement).

(iii)    Termination of Unvested Share Options and Cancellation of Unvested Class B Shares. With respect to the unvested portion of a Share Option, to the extent not assumed, continued or substituted for the grant of new awards in accordance with Section 7(b)(i) above, such unvested portion of a Share Option shall be forfeited and terminated for no additional consideration. With respect to any Class B Shares issued upon exercise of a Share Option that have not yet vested in accordance with the terms thereof upon the occurrence of such Covered Transaction, the Administrator shall provide for payment equal to the lower of (A) the Fair Market Value of one ordinary share of the Combined Company times the number of such unvested Class B Shares and (B) the aggregate exercise price paid by the Participant upon exercise of such unvested Class B Shares, which amount shall be paid to the holder of such unvested Class B Shares in consideration of the repurchase of such unvested Class B Shares, which shall be repurchased and cancelled immediately upon such payment without the need for any further action on the part of the holder thereof, in each case on such payment terms and other terms, and subject to such conditions, as the Administrator determines (which may (1) include a requirement that each Participant be responsible for his pro rata portion of any liabilities as may be applicable to holders of Underlying Shares in connection with such Covered Transaction, (2) provide that any other obligation owed by the Participant or an Affiliate of such Participant to the Company or one of its Affiliates be net off against the cash-out contemplated hereunder, or (3) such other requirement as may be specified in an Award Agreement).

(iv)    Additional Limitations. Any cash or other property (including a substitute award) delivered pursuant to the Section 7(b)(i) or Section 7(b)(ii) above with respect to a Share Option (or a Class B Share issued upon exercise thereof) may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Share Option (or Class B Share issued upon exercise thereof) was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.

(c)    Changes in and Distributions with Respect to Shares.

(i)    Basic Adjustment Provisions. In the event of a share dividend, share split or combination of shares (including a reverse share split), recapitalization, extraordinary dividend or other change in the Combined Company’s capital structure that constitutes an equity restructuring within the meaning of applicable generally accepted accounting principles, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be issued under the Plan, and may also make appropriate adjustments to the number and kind of shares or securities into which the Share Options then outstanding or subsequently granted are exercisable, any exercise prices relating to Share Options and any other provision of Share Options affected by such change.

(ii)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(i) above to take into account distributions to shareholders other than those provided for in Section 7(b)(i), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan.

(iii)    Continuing Application of Plan Terms. References in the Plan to Class B Shares will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON ISSUANCE OF CLASS B SHARES

The Company will not be obligated to issue any Class B Share pursuant to the Plan or remove any restriction from Class B Shares previously issued under the Plan until: (a) the Company is satisfied that all legal matters in connection with the issuance of such shares have been addressed and resolved; and (b) all conditions of exercising the relevant Share Options have been satisfied or waived. If the sale of Class B Shares has not been registered under the Securities Act or other applicable federal, state, provincial, or other non-U.S. securities law, the Company may require, as a condition to exercise of any Share Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable federal, state, provincial or other non-U.S. securities laws. The Company may require that certificates evidencing Class B Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Class B Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Share Option for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Share Options; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of a Share Option so as to affect materially and adversely the Participant’s rights attached to such Share Option, unless the Administrator expressly reserved the right to do so at the time the Share Option was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent such approval is required by law, as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Share Option will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Share Options under the Plan.

11.	MISCELLANEOUS

(a)    Waiver of Jury Trial. By accepting a Share Option under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Share Option, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Share Option under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its Affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its Affiliates, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Share Option by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to such Share Option; provided, that nothing in this Section 11(b) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

(c)    Language. This Plan is adopted in the English language. If this Plan is translated into any language other than English, the English language text shall prevail.

12.	ESTABLISHMENT OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax Laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.	GOVERNING LAW

Except as otherwise provided by the express terms of an Award Agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Share Options under the Plan and all claims or disputes arising out of or based upon the Plan or any Share Option under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the laws of the Cayman Islands without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

14.	DISCLAIMER WITH RESPECT TO PRC RESIDENTS.

(a)    Each PRC Resident may be required to (i) file or register with, individually or collectively, as the case may be, SAFE and any other Governmental Authorities having jurisdiction over the PRC Resident before the PRC Resident can lawfully own Class B Shares, and (ii) secure approval from SAFE according to the applicable Laws then in effect before the PRC Resident can purchase foreign exchange with Renminbi, unless the PRC Resident otherwise legally owns foreign exchange for the exercise or settlement of the PRC Resident’s Share Options, and such filing or approval is not always attainable, and if the PRC Resident fails to secure filing with or approval from the PRC Governmental Authorities, the PRC Resident may have difficulties either to remit foreign exchange to the Company to exercise or settle the PRC Resident’s Share Options or to receive proceeds and/or to convert the proceeds into Renminbi when the PRC Resident sells Class B Shares issued upon exercise of the Share Options. Failure to comply with these rules may also result in sanctions under the PRC foreign exchange regulations. It is the PRC Resident’s duty to ensure full compliance with these PRC regulations at the PRC Resident’s own expense and neither the Company nor the Combined Company assumes any responsibility to seek proper filing or approval on the PRC Resident’s behalf prior to the IPO. The PRC Resident may have the foreign exchange related issues handled by a domestic agency selected by a PRC Group Company, if applicable. However, the PRC Resident will undertake all the agency fees thereof. The PRC Resident will indemnify the Company and any of its Affiliates in the event that any such PRC Resident is penalized by SAFE as a result of such PRC Resident’s failure to comply with any applicable rules and regulations then in effect.

(b)    The China Securities Regulatory Commission of the People’s Republic of China (the “CSRC”) and other Governmental Authority in the PRC have yet to determine if Chinese citizens shall be accorded full rights to hold securities of foreign privately-held or publicly-listed entities outside the PRC or any options or other rights to acquire such securities. Accordingly, should the CSRC, or any other Governmental Authority in the PRC materially restrict the rights or obligations of the Company or of the PRC Resident hereunder (including in relation to an IPO), in the sole opinion of the Administrator, the Company shall be entitled to amend or terminate this Plan and any Award Agreement, or any term or provision thereof, as appropriate and necessary in the Administrator’s sole discretion, so as to comply with such governmental or regulatory requirements. This right to amend or terminate includes but is not limited to (i) the right to terminate the PRC Resident’s rights hereunder in full, as well as (ii) the right to repurchase any Class B Shares or Share Option that may have been sold hereunder, in each case without obtaining the PRC Resident’s consent or the consent of any other person or entity for the purposes of this Section 14(b), provided that the Board, in good faith, determines that commercially reasonable efforts have been made to (x) achieve compliance with the terms of this Plan, and (y) otherwise, make available to PRC Residents an aggregate economic consideration which is no less favorable (on a gross pre-tax basis) than otherwise available had this Plan been complied with notwithstanding this Section 14(b).

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board, except that the Board may delegate its authority under the Plan to a committee of the Board (or one or more members of the Board), in which case references herein to the Board will refer to such committee (or members of the Board). The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by applicable Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: With respect to any Person, any other Person that directly or indirectly through one or more intermediary entities Controls, is Controlled by or is under common Control with, such Person. In the case of a Person who is an individual, the term “Affiliate” shall also include such Person’s spouse and children.

“Anti-corruption Laws”: Laws relating to anti-bribery, anti-corruption (governmental or commercial), anti-money laundering, recordkeeping and internal controls which apply to the business and dealings of (i) any Group Company, (ii) any Company Representatives or (iii) the Stakeholders, including, without limitation, Laws that prohibit the payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, government employee, commercial entity or any other Person to obtain a business advantage. “Anti-corruption Laws” include, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery of 2010, any applicable anti-corruption laws of the PRC, including but not limited to the PRC Criminal Law adopted by the National People’s Congress on July 1, 1979, as amended, the PRC Anti-Unfair Competition Law adopted by the National People’s Congress on September 2, 1993, as amended on November 4, 2017, and the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, all national and international Laws enacted to implement the Convention on Combating Bribery of Foreign Officials in International Business Transactions adopted by the Organization for Economic Co-operation and Development on November 21, 1997.

“Award Agreement”: A written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to a Share Option, as may be amended, restated, supplemented or otherwise modified from time to time; provided that, unless expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.

“Bain Funds”: Collectively, Bain Capital Asia Fund III, L.P. and any other investment funds or vehicles that are controlled, managed or advised by an Affiliate of Stack Holdings or BCPE Bridge Cayman, L.P. and may (indirectly) hold an equity interest in the Combined Company.

“Board”: The board of directors of the Company.

“Business Day”: Any day other than a Saturday, Sunday or other day on which commercial banking institutions in Boston, Hong Kong, Singapore or the PRC are authorized or required by law or executive order to close, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Class A Shares”: Class A shares of the Company, par value $[0.00001] per share, with the rights and privileges as set forth in the M&AA.

“Class B Shares”: Class B shares of the Company, par value $[0.00001] per share, with the rights, privileges and restrictions as set forth in the M&AA.

“Combined Company”: BCPE Bridge Stack Limited.

“Combined Company Board”: The board of directors of the Combined Company.

“Company”: BCPE Stack ESOP Holdco Limited.

“Company Representative”: Any director, officer, agent, employee, representative, consultant, or any other Person acting for or on behalf of a Group Company in their capacity as such.

“Contract”: A contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control”: As used with respect to any Person, the possession, directly or indirectly, of the power or authority to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise; for the avoidance of doubt, such power or authority shall conclusively be presumed to exist by possession of (i) the beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be casted at a meeting of the members or shareholders of such Person, or (ii) the power to appoint or elect a majority of the members of the board of directors of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of shares, in which the Combined Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Combined Company’s then outstanding ordinary shares by a single Person or entity or by a group of Persons and/or entities acting in concert other than the Bain Funds or their Affiliates, (ii) a sale or transfer of all or substantially all of the Combined Company’s assets determined on a consolidated basis to a Person or group other than the Bain Funds or their Affiliates, (iii) a dissolution or liquidation of the Combined Company, or (iv) such other transaction as may be determined by the Administrator.

“Date of Adoption”: The date this Plan is adopted by the Board.

“Employee”: Any Person who is employed by, or otherwise provides service to, a Group Company.

“Employment”: The employment or other service relationship by the Participant (or his/her Affiliates) with a Group Company. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant (or his/her Affiliates) is employed by, or otherwise is providing services in a capacity described in Section 5 to such Group Company. If a Participant’s (or his/her Affiliates’) employment or other service relationship is with a Group Company and that entity ceases to be a Group Company, the Employment will be deemed to have terminated when the entity ceases to be a Group Company unless (1) the Share Option is assumed or continues or a substituted Share Option is provided under the terms of the Plan and the Participant continues to provide services to the acquiring entity, or (2) the Participant (or his/her Affiliates’) transfers Employment to another Group Company with the prior written consent of the Administrator.

“Fair Market Value”: With respect to a Share Option, the sum of (i) the value of the distributions the Class B Shares for which such Share Option is exercisable would receive if the Combined Company were sold for its fair market value at the time of exercise of the Call Right (as defined in the relevant Award Agreement), as determined by the Administrator in good faith, using all factors, information and data deemed by it to be pertinent, less (ii) the exercise price of such Share Option. With respect to a Class B Share, the value of the distributions such Class B Share would receive if the Combined Company were sold for its fair market value at the time of exercise of the Call Right (as defined in the relevant Award Agreement), as determined by the Administrator in good faith, using all factors, information and data deemed by it to be pertinent. With respect to an ordinary share of the Combined Company or any other security, the fair market value of such share or other security on any given date as determined by the Administrator in good faith.

“Governmental Authority”: Any nation or government or any province or state or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable Person or its Affiliates are listed.

“Group Companies” or “Group”: Collectively, the Company, the Combined Company and the Subsidiaries of the Combined Company, and each, a “Group Company”.

“IPO”: the closing of a public offering or listing of the Equity Securities (as defined in the Shareholders Agreement) of the Combined Company on The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, Singapore Exchange Limited or any other recognized international securities exchange, in each case as approved by the Combined Company Board in accordance with the Shareholders Agreement (or any other public offering or listing as may be recognized by the Administrator).

“Law”: Any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, measure, notice, circular, opinion or order of any Governmental Authority, including any rules promulgated by a stock exchange or regulatory body.

“M&AA”: the Amended and Restated Memorandum and Articles of Association of the Company, as may be amended, restated, modified or supplemented from time to time.

“Participant”: A person who is granted a Share Option under the Plan.

“Person”: any individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (as defined in Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), trust, association, entity or Governmental Authority.

“Plan”: This BCPE Stack ESOP Holdco Limited Share Option Plan as from time to time amended and in effect.

“PRC”: the People’s Republic of China, excluding, for purposes of this Plan, the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“PRC Resident”: Participants who are residents of the PRC under applicable PRC Laws.

“SAFE”: The State Administration of Foreign Exchange of the People’s Republic of China.

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Share Option”: An option entitling the holder to acquire Class B Shares upon payment of the exercise price.

“Shareholders Agreement”: The shareholders agreement of the Combined Company as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms therein.

“Stack Closing Date”: April 26, 2019.

“Stack Holdings”: BCPE Stack Holdings, L.P., an exempted limited partnership established under the laws of the Cayman Islands.

“Stakeholders”: Collectively, any member, shareholder, partner or other holder of debt or equity securities (in such Person’s capacity as such) issued by any Group Company.

“Subsidiary”: with respect to any Person, each other Person in which the first Person (a) owns, directly or indirectly, share capital or other equity interests representing more than fifty percent (50%) of the outstanding voting stock or other equity interests; (b) holds the rights to more than fifty percent (50%) of the economic interest of such other Person; or (c) has a relationship such that the financial statements of the other Person may be consolidated into the financial statements of the first Person under applicable accounting conventions.